Exhibit 10.3

Original Issue Date: April 16, 2012	$150,000.00

GREEN BALLAST, INC.
12% SENIOR SECURED NOTE

This 12% Senior Secured Note of Green Ballast, Inc., a Delaware corporation (the “Company”), having its principal place of business at 2620 Thousand Oaks Blvd., Suite 4000, Memphis, Tennessee 38118 (this “Note”, and together with the other 12% Senior Secured Note issued on or about the date hereof pursuant to the Loan Agreement (as defined below), the “Notes”), is duly authorized and validly issued.

FOR VALUE RECEIVED, the Company promises to pay to GEMIINI MASTER FUND, LTD., a Cayman Islands company, or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, on or before July 16, 2012 (the “Maturity Date”) or such earlier date as this Note is required or permitted to be repaid as provided hereunder, the principal sum of $150,000.00 or such greater or lesser amount as represents the aggregate unpaid principal amount of all Loans made by the Holder to the Company under  the Loan Agreement, and to pay interest to the Holder on the aggregate outstanding principal amount of this Note in accordance with the provisions hereof.

The Company’s obligations under this Note are secured by the Collateral (as defined in the Security Agreement).

This Note is subject to the following additional provisions:

Section 1.                      Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note (a) capitalized terms not otherwise defined herein shall have the meanings set forth in the Loan Agreement and (b) the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with an individual or entity, as such terms are used in and construed under Rule 405 under the Securities Act of 1933, as amended.

“Bankruptcy Event” means any of the following events: (a) the Company or any Subsidiary thereof commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company or any Subsidiary thereof; (b) there is commenced against the Company or any Subsidiary thereof any such case or proceeding that is not dismissed within 60 days after commencement; (c) the Company or any Subsidiary thereof is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered; (d) the Company or any Subsidiary thereof suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment; (e) the Company or any Subsidiary thereof makes a general assignment for the benefit of creditors; (f) the Company or any Subsidiary thereof calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or (g) the Company or any Subsidiary thereof, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Business Day” means any day except any Saturday, any Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Change of Control Transaction” means the occurrence after the date hereof of any of (i) an acquisition after the date hereof by an individual or legal entity or “group” (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of the Company, by contract or otherwise) of in excess of 33% of the voting securities of the Company (other than by the holder of Notes), or (ii) the Company merges into or consolidates with any other entity, or any entity merges into or consolidates with the Company and, after giving effect to such transaction, the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the Company or the successor entity of such transaction, or (iii) the Company sells or transfers all or substantially all of its assets to a third party and the stockholders of the Company immediately prior to such transaction own less than 66% of the aggregate voting power of the acquiring entity immediately after the transaction, or (iv) a replacement at one time or within a three year period of more than one-half of the members of the Company’s board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), or (v) the execution by the Company of an agreement to which the Company  is a party or by which it is bound, providing for any of the events set forth in clauses (i) through (iv) above.

“Event of Default” shall have the meaning set forth in Section 5.

“Fundamental Transaction” means any Change of Control Transaction.

“Late Fees” shall have the meaning set forth in Section 2(d).

“Loan Agreement” means that certain Loan Agreement, dated on or about the date hereof, among the Company, the Holder and another lender, as amended, modified or supplemented from time to time in accordance with its terms.

“Mandatory Default Amount” means the sum of (i) 115% of the outstanding principal amount of this Note, plus 100% of accrued and unpaid interest hereon, and (ii) all other amounts, costs, expenses and liquidated damages due in respect of this Note.

“New York Courts” shall have the meaning set forth in Section 6(d).

“Original Issue Date” means the date of the issuance of this Note, regardless of any transfers of any Note and regardless of the number of instruments which may be issued to evidence this Note.

“Permitted Indebtedness” means (a) the indebtedness evidenced by the Notes and the 2011 Notes, (b) lease obligations and purchase money indebtedness incurred in connection with the acquisition of capital assets and lease obligations with respect to newly acquired or leased assets, (c) purchase order non-convertible (nor otherwise equity-linked) debt financing in which a third party lender advances funds solely for financing the manufacture, production and/or purchase of inventory pursuant to purchase orders previously received by the Company, repayment of which is (i) secured solely by such inventory manufactured, produced or purchased and accounts receivables from the sales thereof, and (ii) due promptly following such sales, and (d) indebtedness that (i) is expressly subordinate to the Notes pursuant to a written subordination agreement with the Holder that is acceptable to the Holder in its sole and absolute discretion and (ii) matures at a date later than the Maturity Date.

“Permitted Lien” means the individual and collective reference to the following: (a) Liens for taxes, assessments and other governmental charges or levies not yet due or Liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Company) have been established in accordance with generally accepted account principles; (b) Liens imposed by law which were incurred in the ordinary course of the Company’s business, such as carriers’, warehousemen’s and mechanics’ Liens, statutory landlords’ Liens, and other similar Liens arising in the ordinary course of the Company’s business, and which (x) do not individually or in the aggregate materially detract from the value of such property or assets or materially impair the use thereof in the operation of the business of the Company and its consolidated Subsidiaries or (y) are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing for the foreseeable future the forfeiture or sale of the property or asset subject to such Lien; (c) Liens incurred in connection with Permitted Indebtedness under clauses (a), (b) and (c) thereunder, provided that such Liens are not secured by assets of the Company or its Subsidiaries other than the assets so acquired or leased.

“Subsidiary” means any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

Section 2.                      Interest; Outstanding Amounts; No Prepayment.

a) Interest Rate.  Interest shall accrue daily on the outstanding principal amount of this Note at a rate per annum equal to 12%.

b) Payment of Interest.  On the Maturity Date, the Company shall pay to the Holder any accrued but unpaid interest hereunder.

c) Interest Calculations. Interest shall be calculated on the basis of a 360-day year and actual days elapsed, and shall accrue daily commencing on the Original Issue Date until payment in full of the outstanding principal, together with all accrued and unpaid interest, liquidated damages and other amounts which may become due hereunder, has been made.  Interest hereunder will be paid to the person or entity in whose name this Note is registered on the records of the Company regarding registration and transfers of this Note.

d) Late Fees.  All overdue accrued and unpaid interest to be paid hereunder, when not paid within 10 calendar days of the due date therefor, shall entail a late fee at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted by applicable law (“Late Fees”) which shall accrue daily from the date such interest is due hereunder through and including the date of actual payment in full.

e) Amounts Outstanding.  The Holder of this Note is authorized to record the date and amount of each Loan evidenced  by this Note, the date and amount of each payment or prepayment of principal hereof and the interest rate with respect thereto on a separate schedule, and any such schedule shall be conclusive and binding for all purposes absent manifest error; provided, however, that the failure of the Holder to make any such recordation or endorsement shall not affect the obligations of the Company hereunder or under the Loan Agreement or Security Agreement.

f) Prepayment.  The Company may prepay or redeem any portion of the principal amount of this Note without the prior written consent of the Holder, provided that it prepays or redeems all outstanding Notes at the same times and in the same proportional amounts.

Section 3.                      Registration of Transfers and Exchanges.  Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Holder in whose name this Note is duly registered on the records of the Company as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4.                      Negative Covenants. As long as any portion of this Note remains outstanding, the Company shall not, and shall not permit any of its Subsidiaries, to directly or indirectly:

a) other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money of any kind, including but not limited to, a guarantee, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

b) other than Permitted Liens, enter into, create, incur, assume or suffer to exist any Liens of any kind, on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom;

c) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness for borrowed money, other than regularly scheduled principal and interest payments as such terms are in effect as of the Closing Date and under the other Notes;

d) repay, repurchase or offer to repay, repurchase or otherwise acquire any indebtedness to any current or former employees, officers or directors of the Company (other than for reimbursement of Company business expenses advanced by such person);

e) enter into any transaction with any Affiliate of the Company which is required to be disclosed in a public filing with the Securities and Exchange Commission unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

f) enter into any agreement with respect to any of the foregoing.

Section 5.                      Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

i.  any default in the payment of (A) the principal amount under the Notes or 2011 Notes, or (B) interest, liquidated damages and other amounts owing under the Notes or 2011 Notes, as and when the same shall become due and payable (whether on the Maturity Date or by acceleration or otherwise) which default is not cured within 3 business days;

ii. the Company shall fail to observe or perform any other covenant or agreement contained in the Notes which failure is not cured, if possible to cure, within 30 days after notice of such failure is delivered by the Holder or by any other holder of Notes or after the Company has become or should have become aware of such failure, whichever is earlier;

iii. a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under (A) the Loan Agreement or Security Agreement or (B) any other material agreement, lease, document or instrument to which the Company or any Subsidiary is obligated (and not otherwise covered below);

iv. the Company or any Subsidiary shall be subject to a Bankruptcy Event;

v. the Company or any Subsidiary shall default on any of its obligations under any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement that (a) involves an obligation greater than $50,000, whether such indebtedness now exists or shall hereafter be created, and (b) results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

vi. the Company shall be a party to any Change of Control Transaction or shall agree to sell or dispose of all or in excess of 33% of its assets in one transaction or a series of related transactions (whether or not such sale would constitute a Change of Control Transaction);

vii. if any Security Agreement ceases to be in full force and effect (including failure to create a valid and perfected first priority lien on and security interest in all the Collateral (as defined in the Security Agreement) and Intellectual Property Rights (as defined therein) of the Company and its Subsidiaries) at any time for any reason;

viii. any material adverse change in the condition, value or operation of a material portion of the Collateral or Intellectual Property Rights;

ix. any monetary judgment, writ or similar final process shall be entered or filed against the Company, any Subsidiary or any of their respective properties or other assets for more than $50,000, and such judgment, writ or similar final process shall remain unvacated, unbonded or unstayed for a period of 45 calendar days; or

x. any Event of Default under any of the Notes or 2011 Notes.

b) Remedies Upon Event of Default. If any Event of Default occurs, the outstanding principal amount of this Note, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the Holder’s election, immediately due and payable in cash at the Mandatory Default Amount. After the occurrence and during the continuance of any Event of Default, the interest rate on this Note shall accrue at an interest rate equal to the lesser of 18% per annum or the maximum rate permitted under applicable law. Upon the payment in full of the Mandatory Default Amount, the Holder shall promptly surrender this Note to or as directed by the Company. In connection with such acceleration described herein, the Holder need not provide, and the Company hereby waives, any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Such acceleration may be rescinded and annulled by Holder at any time prior to payment hereunder and the Holder shall have all rights as a holder of the Note until such time, if any, as the Holder receives full payment pursuant to this Section 5(b). No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereon.

Section 6.                      Miscellaneous.

a) Notices.  Any and all notices or other communications or deliveries to be provided by the Holder hereunder, shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email or address as the Company may specify for such purpose by notice to the Holder delivered in accordance with this Section.  Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email or sent by a nationally recognized overnight courier service addressed to each Holder at the facsimile number or address of the Holder appearing on the books of the Company, or if no such facsimile number, email or address appears, at the principal place of business of the Holder.  Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number  or email address specified to such party prior to 8:30 p.m. (New York City time), (ii) the date immediately following the date of transmission, if such notice or communication is delivered via facsimile or email at the facsimile number  or email address specified to such party between 8:30 p.m. (New York City time) and 11:59 p.m. (New York City time) on any date, (iii) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as set forth on the signature pages attached to the Loan Agreement.

b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, liquidated damages and accrued interest, as applicable, on this Note at the time, place, and rate, and in the coin or currency, herein prescribed.  This Note is a direct debt obligation of the Company.  All Notes rank pari passu with each other.

c) Lost or Mutilated Note.  If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company, as well as an affidavit and indemnification agreement in form and substance reasonably acceptable to the Company.

d) Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflict of laws thereof.  Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note, the Loan Agreement or Security Agreement (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the “New York Courts”).  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note, the Loan Agreement or Security Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such New York Courts, or such New York Courts are improper or inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses reasonably incurred in the investigation, preparation and prosecution of such action or proceeding.

e) Waiver; Amendments.  Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note.  The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note. Any waiver by the Company or the Holder must be in writing. No waiver hereunder shall be effective without the prior written consent of all holders of Notes. This Note shall not be directly or indirectly effectively modified or amended without the prior written consent of all holders of Notes.

f) Third Party Beneficiary.  Each holder of Notes other than the Holder shall be a third party beneficiary of this Note and may enforce the terms of this Note, it being understood that such other holder(s) is/are materially relying on the terms of this Note.

g) Successors and Assigns.  Subject to any restrictions on transfer set forth herein and/or in this Note or the Loan Agreement, this Note may be assigned by the Holder with the prior written consent of other holders of Notes, such consent not to be unreasonably withheld or delayed.  The Note may not be assigned by the Company, except to a successor in the event of a Fundamental Transaction.  The Note shall be binding on and inure to the benefit of the parties thereto and their respective successors and assigns.

h) Severability.  If any provision of this Note is invalid, illegal or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances..

i) Next Business Day.  Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

j) Headings.  The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

k) Assumption.  Any successor to the Company or any surviving entity in a Fundamental Transaction shall (i) assume, prior to such Fundamental Transaction, all of the obligations of the Company under this Note, the Loan Agreement and Security Agreement pursuant to written agreements in form and substance satisfactory to the Holder (such approval not to be unreasonably withheld or delayed) and (ii) issue to the Holder a new Note of such successor entity evidenced by a written instrument substantially similar in form and substance to this Note, including, without limitation, having a principal amount and interest rate equal to the principal amount and the interest rate of this Note and having similar ranking to this Note, which shall be satisfactory to the Holder (any such approval not to be unreasonably withheld or delayed).  The provisions of this Section 6(i) shall apply similarly and equally to successive Fundamental Transactions and shall be applied without regard to any limitations of this Note.

l) Usury.  This Note shall be subject to the anti-usury limitations contained in the Loan Agreement.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

GREEN BALLAST, INC.

By:	/s/ Kevin Adams
Name:	Kevin Adams
Title:	Chief Executive Officer